UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

MORLEX, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-30144	84-1028977
(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York		10170
(Address of principal executive offices)		(Zip Code)

(212) 581-5150
(Registrant’s telephone number, including area code)

 N/A
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES

The terms “the Company,” “we,” “us,” and “our” refer to Morlex, Inc., a Colorado corporation, unless otherwise stated or the context clearly indicates otherwise.

As previously disclosed by the Company, on April 15, 2008 (the “Closing Date”), our wholly-owned subsidiary, All Ad Acquisition, Inc., a Delaware corporation (“AAA”), consummated the acquisition of Ad Authority, Inc., a Delaware corporation, pursuant to that certain Stock Purchase Agreement, dated November 14, 2007, as amended, among AAA, Iakona, Inc., a California corporation, Mr. Jason Kulpa, and solely for purposes of Section 9.3 of such agreement, Duncan Capital Partners LLC, a Delaware limited liability company.

This Amendment No. 1 to Form 8-K amends the Company’s report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 21, 2008 (the “Form 8-K”). The purpose of this Amendment No. 1 to Form 8-K is to add Item 5.03 to the Form 8-K. With the exception of such revisions, no other changes have been made to the Form 8-K.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 15, 2008, the Board of Directors of the Company (the “Board”) amended the Bylaws of the Company to increase the number of directors from 5 directors to 6 directors, as determined by resolution of the Board. The disclosure set forth in this item is qualified in its entirety by reference to the Bylaws amendment attached hereto as Exhibit 3.1.

Exhibit No.	Description
3.1	Amendment to Section 2 of Article II of Bylaws of Morlex, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORLEX, INC.

Dated: April 29, 2008	By:	/s/ Jason J. Kulpa
Name: Jason J. Kulpa
Title: Chief Executive Officer